EXHIBIT 1.1

6,000,000 Shares

BFC FINANCIAL CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

June __, 2005

Ryan Beck & Co., Inc.
As Representative of the Several Underwriters
18 Columbia Turnpike
Florham Park, NJ 07932

Dear Sirs:

     BFC Financial Corporation, a Florida corporation (the “Company”), proposes to issue and sell to Ryan Beck & Co., Inc. (“Ryan Beck”), and each of the Underwriters named in Schedule A attached hereto (collectively, the “Underwriters” which terms shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), an aggregate of 5,450,000 shares (the “Company Shares”) of the Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Company. In addition, certain shareholders of the Company named in Schedule B hereto (the “Selling Stockholders”), propose to sell to the Underwriters an additional 550,000 shares of Common Stock (the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are herein called the “Firm Shares.” In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the Underwriters’ option and pursuant to Section 3(b), up to an additional 817,500 shares of Common Stock (the “Option Shares”) as set forth herein. The term “Shares” as used herein, unless otherwise indicated, shall mean the Firm Shares and the Option Shares, which are more fully described in the Registration Statement and the Prospectus referred to below.

     SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the First Closing Date (as defined in Section 4(a) below) and the Option Closing Date (as defined in Section 4(b) below), if any, as follows:

     (a) The Company has met all conditions in order to use Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), of securities with the Securities and Exchange Commission (the “Commission”) and has filed with the Commission a registration statement, and an amendment or amendments thereto, on Form S-3 (File No. 333-122892) including any related preliminary prospectus (the “Preliminary Prospectus”) for the registration of the Shares under the Securities Act, which registration statement and amendment or amendments thereto have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the

Commission under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424 of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information, if any, contained in the Final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the Registration Statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Final Prospectus” means the final prospectus in the form first used to confirm sales of Shares, and “Prospectus” means collectively the “Preliminary Prospectus” and the “Final Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Registration Statement or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company’s securities have been instituted or are pending, or to the Company’s knowledge, threatened.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus under the heading “Underwriting” in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein.

     (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, (ii) is duly qualified to do business and is in good standing as foreign corporation in each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification and (iii) has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except to the extent that the failure to be so authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or its subsidiaries, taken both separately and as a whole (a “Material Adverse Effect”). The Company has no subsidiaries which would constitute a “significant subsidiary” as defined in Rule 1-02 of

Regulation S-X other than those subsidiaries listed on Schedule 1(c) attached hereto (each a “Subsidiary” and collectively, the “Subsidiaries”).

     (d) Each of the Subsidiaries has been duly incorporated or formed and is validly existing under the laws of the jurisdiction of its incorporation or organization and each of the Subsidiaries has the respective power and authority and foreign qualifications necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such authority or qualifications would not have a Material Adverse Effect; the issued and outstanding capital stock of each Subsidiary owned directly or indirectly by the Company (the “Subsidiary Shares”) have been duly authorized and validly issued, and are fully paid and non-assessable. The Subsidiary Shares are owned directly or through a subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares were issued in violation of the preemptive rights of any stockholder or warrant holder of any such Subsidiary.

     (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under “Capitalization” and will have the adjusted capitalization set forth therein on the Closing Date based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Shares and all other shares of capital stock issued by the Company conform in all material respects or, when issued and paid for, will conform in all material respects to the description with respect thereto contained in the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; the holders thereof will not be subject to any liability solely by reason of being such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Company Shares hereunder, the Underwriters will acquire good and marketable title to such Company Shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

     (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its Subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its respective properties or assets. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (i) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (j) Except as set forth in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Preliminary Prospectus, other than securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (k) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the Company on a consolidated basis or, as the case may be, on a parent-only basis, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and data filed as part of the Registration Statement or included in the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (m) KPMG LLP and PricewaterhouseCoopers LLP, who have certified the financial statements of the Company, whose reports are contained in the Prospectus and who have delivered the initial letters referred to in Section 8(e) hereof, each are independent public accountants as required by the Securities Act and the Rules and Regulations.

     (n) Each of the Company and its Subsidiaries has good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

     (o) The Company and/or its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its respective businesses and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (p) The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective business (the “Intellectual Property”) and has no reason to believe that the conduct of their respective business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property and other proprietary information in all material respects.

     (q) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

     (s) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

     (t) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

     (u) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any material liability; the Company and each of its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (v) The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, has paid all taxes due thereon and has established adequate reserves for such taxes which are not yet due and payable, and, to the Company’s knowledge, does not have any tax deficiency or claims outstanding, proposed or assessed against it which has had or would reasonably be expected to have a Material Adverse Effect.

     (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities (other than shares of Common Stock issued upon the exercise of options described in the Prospectus), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (x) The Company and each of its Subsidiaries which has securities registered under the Exchange Act (i) makes and keeps accurate books and records and (ii) maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) which provide reasonable assurance regarding the reliability of financial reporting that are in compliance with the Sarbanes-Oxley Act of 2002, including, without limitation, Items 307 and 308 of Regulation S-K and that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, each in accordance with generally accepted accounting principles (GAAP) and the rules and regulations promulgated by the Public Company Accounting Oversight Board, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (y) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not result in a Material Adverse Effect or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations that would not result in a Material Adverse Effect.

     (z) The minute books of each of the Company and its Subsidiaries have been made available to the Underwriters and contain a summary, in all material respects, of all meetings and actions of the directors, shareholders, members and managers (as the case may be) of the Company and its Subsidiaries, and reflect all transactions referred to in such minutes accurately in all material respects.

     (aa) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (bb) Except as described on Schedule 1(bb) attached hereto, the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations applicable to them, including, without limitation, with respect to BankAtlantic Bancorp and BankAtlantic Bank, the USA PATRIOT Act, Bank Secrecy Act, Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Truth-In-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act, the Gramm-Leach-Bliley Act privacy provisions, the Fair Credit Reporting Act and the respective rules and regulations thereunder, and comparable statutes in states where customers of the Company and its Subsidiaries are located, and the respective rules and regulations thereunder. Except as described on Schedule 1(bb) attached hereto, neither the Company nor any of its Subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of any regulatory authority which restricts materially the conduct of its business, nor has the Company or any of its Subsidiaries been advised by any of the regulatory authorities that it is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any of the foregoing.

     (cc) The Company is not and, after giving effect to the offer and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (dd) The Common Stock to be offered hereby has been authorized for listing on The Nasdaq National Market.

     (ee) Neither the Company, its Subsidiaries nor any directors, officers or controlling shareholders of the Company and its Subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock to facilitate the sale or the resale of the Common Stock hereby.

     (ff) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

     (gg) The Company has not distributed, nor will it distribute prior to the First Closing Date, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement or any other materials permitted by the Securities Act, if any.

     (hh) Except as described in the Prospectus under “Underwriting,” there are no claims, payments, issuances, arrangement or understandings, whether oral or written, for services in the nature of a finder’s or origination fee with respect to the sale of the Shares hereunder.

     Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and the Closing Dates, unless subsequently amended or supplemented.

     Section 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants, for such Selling Stockholder only and not for any other Selling Stockholder, to, and agrees with, each of the Underwriters as of the date hereof, and as of the First Closing Date as follows:

     (a) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and at the date hereof, such Selling Stockholder has, and at the time of delivery of the Selling Stockholder Shares to the Underwriters hereunder such Selling Stockholder will have, full right, power and authority to sell and deliver the Selling Stockholder Shares to be sold by such Selling Stockholder to the Underwriters, and at the date hereof, such Selling Stockholder is, and at the time of delivery of Selling Stockholder Shares to the Underwriters such Selling Stockholder will be, the record and beneficial owner of and has, and will have, marketable title to such shares free and clear of any claims, liens, encumbrances or security interests and has duly endorsed such Selling Stockholder Shares in blank, and upon delivery of such shares and payment therefor pursuant thereto, and assuming that each Underwriter acquires its interest in the Selling Stockholder Shares it has purchased from such Selling Stockholder without notice of any adverse claim, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter purchasing such Selling Stockholder Shares.

     (b) The performance of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of, or default under, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, rule, administrative regulation or court decree. This Agreement, the Power of Attorney and the Custody Agreement have been validly authorized, executed and delivered by such Selling Stockholder and each constitutes the valid and binding agreement of such Selling Stockholder.

     (c) When the Registration Statement becomes effective, and at all times subsequent thereto, the Registration Statement and Prospectus and any amendments thereof and supplements thereto will not contain any untrue statement of a material fact relating to such Selling Stockholder or omit to state a material fact relating to such Selling Stockholder required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) Such Selling Stockholder has not taken or will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock to facilitate the sale or resale of the Common Stock hereby.

     (e) Certificates in negotiable form representing all of the Selling Stockholder Shares to be sold by such Selling Stockholder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing [___ and ___] as such Selling Stockholder’s attorney-in-fact (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

     (f) The Selling Stockholder Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholder for such custody, as well as the appointment by such Selling Stockholder of the Attorney-in-Fact, are, to that extent, irrevocable. Each Selling

Stockholder specifically agrees that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or by the occurrence of any other event. If any individual Selling Stockholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Selling Stockholder Shares hereunder, certificates representing the Selling Stockholder Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and the actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian or the Attorney-in-Fact shall have received notice of such death, incapacity or other event.

     Any certificate signed by a Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     SECTION 3. Purchase of the Shares by the Underwriters.

     (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell to the Underwriters and each such Underwriter agrees, severally and not jointly, to buy from the Company at the price per Share set forth on Schedule A, at the place and time hereinafter specified, the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule A attached hereto plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 9 hereof, and (ii) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from each Selling Stockholder at the price per Share set forth on Schedule A, that number of Selling Stockholder Shares set forth in Schedule B opposite the name of such Selling Stockholder. Each Underwriter shall purchase that number of Selling Stockholder Shares which bears the same proportion to the total number of Selling Stockholder Shares as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be sold by the Company, in accordance with the preceding sentence (the “Underwriters’ Percentage”).

     (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriters to purchase all or any part of the Option Shares at the same price per Share as the Underwriters shall pay for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 3. This option may be exercised within 30 days after the effective date of the Registration Statement upon notice by the Underwriters to the Company advising as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. The number of Option Shares to be purchased by each Underwriter, if any, shall be equal to the Underwriters’ Percentage, as adjusted by the Underwriters in such manner as the Underwriters may deem appropriate. The option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, following the First Closing Date and prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Shares on the Option Closing Date.

     SECTION 4. Delivery and Payment.

     (a) Delivery of the Firm Shares against payment therefor shall take place at the offices of Ryan Beck (or at such other place as may be designated by agreement between the Underwriters and the Company) at 10:00 a.m. New York time, on the third full business day after the Effective Date, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriters and the Company shall determine. Such time and date of payment and delivery for the Firm Shares being herein called the “First Closing Date.”

     (b) In addition, in the event the Underwriters exercise the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of Section 3(b), then delivery of the Option Shares against payment therefor shall take place at the offices of Ryan Beck (or at such other place as may be designated by agreement between the Underwriters and the Company) at such time and date as shall be determined by the Underwriters but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date. Such time and date is referred to herein as the “Option Closing Date.”

     (c) The Company will make the certificates for the securities and/or appropriate records or documentation from The Depository Trust Company (“DTC”) comprising the Shares to be purchased by the Underwriters hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date, as the case may be (which are collectively referred to herein as the “Closing Dates”). The certificates shall be in such names and denominations as the Underwriters may request, at least two full business days prior to the applicable Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

     (d) Payment for the Shares shall be made to or upon the order of the Company or the Selling Stockholders, as the case may be, by certified or bank cashier’s checks payable in New York Clearing House funds at the time and date of delivery of such Shares as required by the provisions of subsections (a) and (b) above or by wire transfer in immediately available funds to a bank account designated by the Company or the Selling Stockholders, as the case may be, at least two business days prior to the First Closing Date or the Option Closing Date, as the case may be, against delivery of the definitive certificates in negotiable form for such Shares to the Underwriters through the facilities of DTC for the respective accounts of the Underwriters registered in such names and in such denominations as the Underwriters may request.

     SECTION 5. Offering of Shares by the Underwriters. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus. The Underwriters may, at their own expense, enter into one or more agreements, in their sole discretion, as they deem advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering. The Underwriters may from time to time change the public offering price and increase or decrease the concessions and discounts to dealers as they may determine.

     SECTION 6. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Final Prospectus in a form approved by the Underwriters and to file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Final Prospectus except as permitted herein; to advise the Underwriters and the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters and the Selling Stockholders with copies thereof; to advise the Underwriters and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Underwriters such number of the following documents as each Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Final Prospectus and any amended or supplemented Final Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon its request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably delayed or withheld;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) Upon the request of the Underwriters, for a period of two (2) years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or market upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or market or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

     (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (x) the Shares, or (y) shares of Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon conversion of shares of Common Stock), or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Ryan, Beck;

     (j) To take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

     (k) During the period of 180 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A hereto from each new officer and director who has not previously executed such a letter;

     (l) The Company will apply the net proceeds received by it from the sale of the Shares for the purposes set forth under “Use of Proceeds” in the Prospectus;

     (m) Prior to the First Closing Date, the Company will make all filings required to list the Company Shares on the Nasdaq National Market, subject only to official notice of issuance;

     (n) The Company will maintain a transfer agent for its Common Stock; and

     (o) Until the completion of the distribution of the Shares, and for 25 days thereafter, the Company shall not without the prior written consent of the Underwriters and counsel for the Underwriters, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby.

     SECTION 7. Expenses.

     (a) The Company agrees to pay: (i) all of the Underwriters’ expenses and fees, including the reasonable expenses and fees of counsel to the Underwriters, (ii) the costs incident to the sale and delivery of the Shares and any taxes payable in that connection; (iii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iv) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Final Prospectus and any amendment or supplement to the Final Prospectus, all as provided in this Agreement; (v) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) the filing fees and expenses incident to securing the review by the NASD of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (vii) any applicable listing or other fees; (viii) the fees and expenses of preparing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (ix) costs and expenses related to “Tombstone” advertisements; (x) the costs and expenses related to the production of up to six bound volumes of the completed Registration Statement for each of the Underwriters and its counsel; and (xi) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, printing and advertising fees and expenses, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all accounting and counsel fees and expenses incurred by the Company in connection with the offering of the Shares hereunder, subject to the expenses limitation set forth in the engagement letter between the Underwriters and the Company dated January 11, 2005 (the “Engagement Letter”).

     (b) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriters or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees), to which the Underwriters may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder’s fee in connection with the proposed offering by reason of such person’s or entity’s influence or prior contact with the Company.

     SECTION 8. Conditions of Underwriter’s Obligations. The obligations of the Underwriters to purchase and pay for the Shares which they have respectively agreed to purchase hereunder on the respective Closing Dates are subject (x) to the accuracy when made and as of the Closing Dates, of the representations and warranties of the Company and, in the case of the First Closing Date only, the Selling Stockholders contained herein, (y) to the performance by the Company and, in the case of the First Closing Date only, each of the Selling Stockholders of their respective obligations hereunder and (z) to each of the following additional terms and conditions:

     (a) The Final Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Underwriters shall not have discovered and disclosed to the Company on or prior to either of the Closing Dates that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the First Closing Date, in substantially the form attached hereto as Exhibit B and [____________], on behalf of the Selling Stockholders, shall have furnished to the Underwriters its written opinion, as counsel to such Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, in substantially the form attached hereto as Exhibit C.

     (d) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Pitney Hardin LLP, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriters, in form and substance satisfactory to the Underwriters. The Company and its Subsidiaries shall have furnished to counsel for the Underwriters such documents as it may reasonably request for the purpose of enabling it to render such opinion.

     (e) At the time of execution of this Agreement, the Underwriters shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (f) With respect to the letters of KPMG LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (each, an “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the First Closing Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming the conclusions and findings set forth in the initial letter.

     (g) The Company shall have furnished to the Underwriters a certificate, dated the First Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects as of the First Closing Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in this Section 8 have been fulfilled; and

     (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not so set forth therein.

     (h) Neither the Company nor its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

     (i) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities or acts of terrorism involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

     (j) The Shares shall be listed on The Nasdaq National Market.

     (k) Prior to the First Closing Date, the Underwriters shall have received the legally binding and enforceable agreements in the form of Exhibit A hereto from the persons and entities listed on Schedule C hereto (such executed agreements collectively being referred to as the “Lock-Up Agreements”).

     (l) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to the respective Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission or the NASD. The Company and the Underwriters represent that as of the date hereof, it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall have advised the Underwriters of any NASD affiliation of any of its officers, directors, shareholders or their affiliates.

     (m) On the First Closing Date, there shall have been furnished to you a certificate, dated as of such Closing Date and addressed to you, signed by or on behalf of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are correct in all material respects as of such Closing Date, and that the Selling Stockholders have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to such Closing Date.

     (n) Upon exercise of the option provided for in Section 3(b) hereof, the obligations of the Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

     (i) The Registration Statement shall remain effective as of the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters.

     (ii) At the Option Closing Date, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. shall have furnished to the Underwriters their written opinions, as special counsel to the Company, addressed to the Underwriters, which opinions shall be dated the Option Closing Date and shall be substantially the same in scope and substance as the opinions furnished to the Underwriters at the First Closing Date pursuant to Sections 8(c), except that such opinions, where appropriate, shall cover the Option Shares.

     (iii) At the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from each of KPMG LLP and PricewaterhouseCoopers LLP dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in Section 8(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letters to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

     (iv) At the Option Closing Date, the Company shall have furnished to the Underwriters a certificate, dated the Option Closing Date, of its Chief Executive Officer

and its Chief Financial Officer, in form and substance satisfactory to counsel for the Underwriters and substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to Section 8(g) hereof.

     (v) All corporate proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be reasonably satisfactory to and approved by the Underwriters and Pitney Hardin LLP, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the Option Closing Date, together with copies thereof for each of the other Underwriters, in form and substance satisfactory to the Underwriters. The Underwriters and their counsel shall have been furnished with all such documents, certificates, and opinions as are reasonably requested in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Selling Stockholders or its compliance with any of the covenants or conditions herein.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

     SECTION 9. Substitution of Underwriters. If any of the Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the Firm Shares hereunder, or shall fail to take up and pay for the number of Firm Shares set forth opposite their respective names in Schedule A hereto or provided for in Section 3(a) from the Selling Stockholders upon tender of such Firm Shares in accordance with the terms hereof, then:

     (a) If the aggregate number of Firm Shares which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase.

     (b) If any Underwriter or Underwriters so default and the agreed number of Firm Shares with respect to which such default or defaults occurs is more than 10% of the total number of Firm Shares, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the remaining Underwriters the privilege of substituting within twenty-four hours (including non-business hours) another underwriter or underwriters reasonably satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Firm Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including non-business hours) another underwriter or underwriters to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 9, (i) the Company or the other Underwriters shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of the underwriting obligation for all purposes of this Agreement.

     If a default by one or more Underwriters shall occur and the remaining Underwriters shall not take up and pay for all Firm Shares agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

     If, following exercise of the option provided in Section 3(b) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Shares at the Option Closing Date, or shall fail to take up and pay for the number of Option Shares, which they become obligated to purchase at the Option Closing Date upon tender of such Option Shares in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Shares of the defaulting Underwriters in the manner provided in this Section 9(b). If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Option Shares, the Underwriters shall be entitled to purchase the number of Option Shares for which there is no default or, at their election, the option shall terminate, and the exercise thereof shall be of no effect.

     As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. In the event of termination, there shall be no liability on the part of any non-defaulting Underwriter to the Company, provided that the provisions of this Section 9 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

     SECTION 10. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees, each of its directors, its affiliates, as defined in Rule 405 under the Securities Act, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which such Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or any applicable federal or state law, or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any

Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse such Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus, or in any such amendment or supplement, solely in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein; and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning any Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of such Underwriter, its directors, officers, affiliates or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising solely from the sale of the Shares to any person by such Underwriter if such Underwriter failed to send or give a copy of the Final Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to such Underwriter or to any officer, director, affiliate, employee or controlling person of such Underwriter.

     (b) The Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Selling Stockholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission related to information regarding such Selling Stockholder contained in the Preliminary Prospectus, Prospectus or Registration Statement (including without limitation the plan of distribution contained therein), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, related to information regarding any other Selling Stockholder and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees, or any person controlling that Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this Section 10(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of its Shares hereunder. The foregoing indemnity agreement is in addition to any liability which any Selling Stockholder may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

     (c) Each Underwriter, severally, but not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, its affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Stockholder, the beneficiaries (the “Beneficiaries”), and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such Selling Stockholder, Beneficiary, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Company and any such Selling Stockholder, Beneficiary, director, officer, affiliate or controlling person for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder, Beneficiary, director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, each Selling Stockholder, Beneficiary or any such director, officer, employee or controlling person.

     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. Each indemnified party shall have the right to choose in its sole discretion its counsel in connection with the defense of any action, suit or proceeding whether or not the fees and expenses of such counsel are being paid by the indemnifying parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there is a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Sections 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Selling Stockholders, and the Beneficiaries, on one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders, and the Beneficiaries, on one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders, and the Beneficiaries, on one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares purchased under this Agreement received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as described on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders, the Beneficiaries, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Company, the Selling Stockholders, and the Beneficiaries agree that the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this Section 10(e) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of its Shares hereunder.

     (f) If multiple claims are brought with respect to the Shares or the offering contemplated by this Agreement, at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the indemnifying party agrees that any judgment award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     SECTION 11. Termination.

     (a) The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to the First Closing Date or the Option Closing Date, any of the events described in Sections 8(h) or 8(i) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     (b) Termination of this Agreement under this Section 11 or Section 8 after the Shares have been purchased by the Underwriters hereunder shall be applicable only to the Option Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 7, 10 and 13 hereof. Notwithstanding any such termination, the provisions of Sections 7, 10 and 13 hereof shall remain in effect.

     SECTION 12. Default by the Company. If the Company or any Selling Stockholder shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may at the Underwriters’ option, by notice from the Underwriters to the Company, terminate the Underwriters’ obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 7, Section 10, Section 11 and Section 13 hereof. No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders from liability, if any, in respect of such default.

     SECTION 13. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will, subject to the limitations set forth in Section 7, reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel including those necessary to collect such expenses) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares (less the amounts paid to the Underwriters through such date as set forth in Section 7(a)), and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of the Underwriters, the Company shall not be obligated to reimburse the Underwriters on account of such expenses.

     SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Ryan Beck & Co., Inc., 18 Columbia Turnpike, Florham Park, NJ 07932, Attention: Bruce Miller (Fax: (973) 549-4034) and to BB&T Capital Markets. 909 East Main Street P.O. Box 1575, Richmond, VA 23218-1575, Attention: ____________ (Fax: ____________), Stifel, Nicolaus & Company Incorporated, 501 North Broadway, 9th Floor, St. Louis, MO 63102, Attention: ____________ (Fax: ____________), with a copy to Ronald H. Janis, Esq., Pitney Hardin LLP, 200 Campus Drive, Florham Park, New Jersey 07962 (Fax: 973-966-1550), (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Alan B. Levan, with a copy to Alison W. Miller, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, (Fax: (305) 789-3395), (c) if to a Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth in the Registration Statement, and (d) if to a Beneficiary, to the Beneficiary’s attention at the address of the Company set forth in the Registration Statement. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders, the Beneficiaries and their respective assigns and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of any Underwriter, and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Underwriters and the Selling Stockholders contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any one controlling any of them.

     SECTION 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     SECTION 21. Entire Agreement; Modification. This Agreement (together with the Engagement Letter) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     If the foregoing correctly sets forth the agreement among the Company, the Underwriters and the Selling Stockholders, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, BFC FINANCIAL CORPORATION
By:
Name:
Title:

RYAN BECK & CO., INC. For Itself and as Representative for the Underwriters Named in Schedule A Attached Hereto
By:
Name:
Title:

I.R.E. PROPERTIES, INC.
By:
Name:
Title:

I.R.E. REALTY ADVISORS, INC.
By:
Name:
Title:

FRANK V. GRIECO, Individually

NORMAN SILBER, Individually

Family Trust U/W Stephen W. Arky

LEVAN ENTERPRISES, LTD.
By:	Levan General Corp., its general partner

By:

JOHN E. ABDO, Individually

GLEN R. GILBERT, Individually

SCHEDULE A

Price to
	Number of Firm	Public Offering	Underwriters Per
Name of Underwriter	Shares	Price Per Share	Share
Ryan, Beck & Co., Inc.		$	$
BB&T Capital Markets		$	$
Stifel Nicolaus & Company Incorporated		$	$

SCHEDULE B

Selling Stockholder	Number of Shares
I.R.E. Properties, Inc.
I.R.E. Realty Advisors, Inc.
Frank V. Grieco
Norman Silber
[Family Trust U/W Stephen W. Arky]
Levan Enterprises, Ltd.
John E. Abdo
Glen R. Gilbert
Total Shares

SCHEDULE C

Persons and Entities Executing Lock-Up Agreements

SCHEDULE 1(c)

SUBSIDIARIES

SCHEDULE 1(bb)

LAWS AND REGULATIONS AND AGREEMENTS AND COMMITMENTS

EXHIBIT A

Lock-up Agreement

Ryan, Beck & Co., Inc.
As Representative for the Several Underwriters
18 Columbia Turnpike
Florham Park, NJ 07932

          RE: BFC Financial Corporation

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock (“Common Stock”) of BFC Financial Corporation (the “Company”). The Company proposes to carry out a public offering of Common Stock for which you will act as underwriter (the “Offering”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting agreements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, “Securities”) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) for grants of employee stock options pursuant to the terms of a plan in effect as of the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding as of the date hereof, or (iii) with your prior written consent, for a period commencing on the date hereof and continuing to a date 180 days after the offering has been closed (the “Lock-up Period”). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This letter agreement shall terminate and be of no further force and effect upon a decision by the Underwriter or the Company not to proceed with the Offering.

Dated: ___________________________

[Printed Name of Holder]

By:
[Signature]

Printed Name of Person Signing

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EXHIBIT B

Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

     (i) The Registration Statement was declared effective under the Securities Act on _________, 2005. Neither the Commission nor any stat authority has issued any order preventing or suspending the use of any Prospectus or the Registration Statement or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company’s securities have been instituted or are pending, or to such firm’s knowledge, threatened.

     (ii) The Registration Statement conforms and each Prospectus, as of its respective date, conforms in all material respects with the requirements of the Securities Act and the Rules and Regulations, except that we express no opinion as to the financial statements, schedules or other financial data included therein or excluded therefrom.

     (iii) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or conduct of business requires such qualification, and (iii) has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except to the extent that the failure to be so authorized or in good standing would not have a Material Adverse Effect. The Company has no subsidiaries which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X other than [____________]

     (iv) The Company has duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under “Capitalization.” The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for the Underwriting Agreement and as described in the Prospectus. The Company Shares and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Company Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms of the Underwriting Agreement, (w) will be validly issued, fully paid and nonassessable; (x) will conform to the description thereof contained in the Prospectus; (y) the holders thereof will not be subject to any liability solely by reason of being such holders; and (z) all corporate action required to be taken for the authorization, issue and sale of the Company Shares has been duly and validly taken. Upon the issuance and delivery of the Company Shares pursuant to the terms of the Underwriting Agreement, each of the Underwriters will acquire good and marketable title to the Company Shares purchased by it free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

     (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

     (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

     (vii) The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject except those identified on Schedule A hereto, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its Subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its respective properties or assets. Except for the registration of the Firm Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or by the NASD in connection with the purchase and distribution of the Firm Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the issuance of the Firm Shares by the Company and the consummation of the transactions contemplated thereby.

     (viii) Each of the Subsidiaries is duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation or organization and each of the Subsidiaries has the respective power and authority and foreign qualifications necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such power, authority, or qualifications would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary owned directly or indirectly by the Company (the “Subsidiary Shares”) have been duly authorized and validly issued, and are fully paid and non-assessable. The Subsidiary Shares are owned directly or through a subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such

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shares were issued in violation of the preemptive rights of any stockholder or warrant holder of any such Subsidiary.

     (ix) To this firm’s knowledge and except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (x) Except as set forth in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Preliminary Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (xi) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect; and, to this firm’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (xii) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

     (xiii) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not result in a Material Adverse Effect or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations that would not result in a Material Adverse Effect.

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     (xiv) The Company is not and, after giving effect to the offer and sale of the Company Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (xv) The Common Stock sold pursuant to the Prospectus has been authorized for listing on the Nasdaq National Market.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as many be required under the Securities Act, the Rules and Regulations or state securities laws.

     In connection with our representation of the Company with respect to the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, the Underwriters, counsel to the Underwriters and the Company’s independent certified public accountants, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not verified, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, based on the foregoing, together with our examination of the Registration Statement and the Prospectus and our investigations made in connection with the preparation of the Registration Statement and the Prospectus, nothing has come to our attention which leads us to believe that as of the Effective Date, the Registration Statement (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which this firm expresses no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date and the date hereof, the Prospectus (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which this firm expresses no opinion) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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EXHIBIT C

Opinion of _________________

     (i) The Underwriting Agreement has been duly authorized, executed and delivered by and on behalf of each of the Selling Stockholders.

     (ii) The Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by each of the Selling Stockholders.

     (iii) Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters purchasing such Selling Stockholder Shares will acquire a security entitlement with respect to such shares and no action based on any adverse clam may be asserted against Underwriters.

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